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                                                                    EXHIBIT 10.1




                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of the 16th day of July, 1998, by and between Missouri Holdings, Inc., a Delaware corporation (the "Company" or "Employer") and Richard C. Jensen (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company intends to seek approval from the Board of Governors of the Federal Reserve System (the "Fed"), the Comptroller of the Currency ("OCC") and the Federal Deposit Insurance Corporation ("FDIC") to acquire a bank with federally insured deposits in St. Louis, Missouri (the "Bank") and to expand the Company's banking business throughout Missouri; and

         WHEREAS, the Board of Directors of the Company intends to approve the sale in a firm underwritten public offering of an amount of Company common stock requisite to expanding the Company's banking business (the "Initial Public Offering"); and

         WHEREAS, Executive is willing to assist the directors of the Company in the acquisition of the Bank and subsequent public offering and to become the President and Chief Executive Officer of the Bank and the Company in accordance with the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. Employer employs Executive and Executive accepts employment upon the terms and conditions set forth in this Agreement.

         2. TERM. The term of employment of Executive under this Agreement shall be the three year period commencing on July 16, 1998 and ending on July 15, 2001.

         3. COMPENSATION. (a) Prior to Closing of the Initial Public Offering. The Company shall pay Executive a minimum annual base salary of $250,000, payable in semi-monthly installments from the date of this Agreement until the closing of the Initial Public Offering. Salary payments shall be subject to withholding and other applicable taxes. As an additional inducement to Executive to accept employment with the Company, the Company agrees to pay Executive a signing bonus in the amount of $300,000, such payment to be made in a manner including, but not limited to, installment payments or in connection with a deferred compensation arrangement to be mutually agreed to by the Company and the Executive as soon as practicable after the execution of this Agreement.

         Upon execution of this Agreement and for a period of thirty days thereafter, Executive shall be granted the right to acquire 250,000 shares of Common Stock of the Company on the same basis



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as other organizers of the Company and at a per share price of fair market value determined in good faith by the Board of Directors of the Company. These 250,000 shares shall have the same registration rights, if any, held by the existing shareholders of the Company. As soon as practicable after the payment by Executive of the purchase price for such Common Stock the Company shall deliver a certificate or certificates representing those shares to Executive.

         The Company represents and warrants that it currently has 100,000 shares of common stock and 99,900 shares of preferred stock issued and outstanding, and total equity in excess of $1 million and no debt other than trade accounts payable.

         Except as provided in Section 7 and Section 11(a) below, no additional compensation or benefits will be provided to Executive prior to the closing of the Initial Public Offering.

               (b) After the Closing of the Initial Public Offering. The Company shall pay Executive a minimum annual base salary of $250,000, payable in semi-monthly installments beginning the first of the month immediately subsequent to the closing of the Initial Public Offering. Salary payments shall be subject to withholding and other applicable taxes.

         At the first Board of Directors meeting subsequent to the closing of the Initial Public Offering the Company shall issue a warrant to Executive providing for the purchase of 250,000 shares of the Company's Common Stock at a per share price equal to the per share price at which the Company sold its shares of Common Stock in the Initial Public Offering. Such warrant shall be exercisable in whole or in part for a period of ten years from the date of grant and shall be subject to such other customary terms and conditions as set forth in the warrant agreement which shall be delivered to Executive by the Company as soon as practicable after the date of grant. Upon the written request of Executive, the Company shall, at no cost to Executive, effect the registration under the securities laws of any or all of the shares of the Company's Common Stock acquired upon exercise of the warrant; provided, however, that the Company shall not be required to effect such registration prior to the date three years from the date of this Agreement. Further, if the Company at any time proposes for any reason to register securities under the securities laws, it shall provide Executive with 20 days' written notice of such proposed registration and, upon the written request of Executive, shall, at no cost to Executive, effect the registration of any or all of the shares of the Company's Common Stock acquired upon exercise of the warrant. All such registration rights of Executive with respect to the shares underlying the warrant shall terminate upon the termination of the warrant.

         4. TITLE AND DUTIES. Prior to the Closing of the Initial Public Offering Executive shall serve as President and Chief Executive Officer of the Company and shall be nominated as a director of the Company for the term of this Agreement. Executive shall run the day-to-day activities of the Company and oversee the Company, within the framework of the approved annual budget, and with a sound system of internal controls and in compliance with the policies of the Board of Directors of the Company, and all applicable laws and regulations.

         After the Closing of the Initial Public offering Executive shall also be elected President, Chief Executive Officer and a Director of the Bank and shall run the day-to-day activities of the


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Bank and oversee the Bank within the framework of the approved annual budget, and with the sound system of internal controls and in compliance with the policies of the Board of Directors of the Bank and all applicable laws and regulations.

         5. EXTENT OF SERVICES. After the Closing of the Initial Public Offering Executive shall devote his entire time, attention and energies to the business of Employer and shall not during the term of this Agreement be engaged in any other business activity which requires the attention or participation of Executive during normal business hours of Employer, recognition being given to the fact that Executive is expected on occasion to participate in client development after normal business hours. However, Executive may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made. Executive shall notify Employer of any significant participation by him in any trade association or similar organization and the Board of Directors shall approve in advance Executive's service as a director of any entity or organization. Notwithstanding the foregoing, charitable activities of Executive are encouraged.

         6. WORKING FACILITIES. After the Closing of the Initial Public Offering Executive shall have such assistants, perquisites, facilities and services as are suitable to his position and appropriate for the performance of his duties, including membership in the Bellreve Country Club and the St. Louis Club (including dues and assessments).

         7. EXPENSES. Executive may incur reasonable expenses for promoting the business of the Employer, including expenses for entertainment, travel, and similar items. Executive will be reimbursed for all such expenses upon Executive's periodic presentation of an itemized account of such expenditures.

         8. VACATIONS. After the Closing of the Initial Public Offering Executive shall be entitled each year to a vacation in accordance with the personnel policy established by the Company's Board of Directors, during which time Executive's compensation shall be paid in full.

         9. ADDITIONAL COMPENSATION. After the Closing of the Initial Public Offering and as additional consideration paid to Executive, Executive shall be provided with health, hospitalization, disability and a minimum of $ 350,000 in term life insurance. In addition, after the Closing of the Initial Public Offering Executive shall be provided with an automobile for his use or an automobile allowance, in accordance with the automobile policy established by the Company's Board of Directors.

         10. CHANGE IN CONTROL OF THE COMPANY. (a) After the Closing of the Initial Public Offering in the event of a "change in control" of the Company, as defined herein, Executive shall be entitled, for a period of thirty (30) days from the date of closing of the transaction effecting such change in control and at his election, to give written notice to Employer of termination of this Agreement and to receive a cash payment equal to two hundred ninety-nine percent (299%) times the compensation, including bonus, if any, received by Executive in the one-year period immediately preceding the change in control. The severance payments provided for in this Section 10(a) shall be paid in cash, commencing not later than ten (10) days after the date of notice of


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termination by Executive under this Section 10 or ten (10) days after the date of closing of the transaction effecting the change in control of the Company, whichever is later.

         (b) In addition, if Executive elects to terminate this Agreement pursuant to this Section 10, Executive shall further be entitled, in lieu of shares of Common Stock of the Company issuable upon exercise of warrants to which Executive is entitled under this Agreement, to an amount in cash or Common Stock of the Company (or any combination thereof) as Executive shall in his election designate equal to the excess of the fair market value of the Common Stock as of the date of closing of the transaction effecting the change in control over the per share exercise price of the warrants held by Executive, times the number of shares of Common Stock subject to such warrants (whether or not then fully exercisable). The fair market value of the Common Stock shall be equal to the higher of (i) the value as determined by the Board of Directors of the Company if there is no organized trading market for the shares at the time such determination is made, or (ii) the closing price (or the average of the bid and asked prices if no closing price is available) on any nationally recognized securities exchange or association on which the Company's shares may be quoted or listed, or (iii) the highest per share price actually paid for Common Stock in connection with any change in control of the Company. The severance payments provided for in this Section 10(b) shall be paid in full not later than ten (10) days after the date of notice of termination by Executive under this Section 10 or ten (10) days after the date of closing of the transaction effecting the change in control of the Company, whichever is later.

         (c) For purposes of this Section 10, "change in control" of the Company shall mean:

                  (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 50% or more of the outstanding shares of Common Stock of the Company;

                  (ii) the sale of all or substantially all of the assets of the Company; or

                  (iii)    the liquidation of the Company.

         11. TERMINATION. (a) For Failure to Close the Initial Public Offering. If during the period beginning one (1) year from the date hereof, or such longer period as mutually agreed upon by the Executive and the Board of Directors of the Company, the Board of Directors of the Company determines in its sole discretion that the Company is unable to close the Initial Public Offering then this Agreement may be terminated by the Board of Directors of the Company without notice upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to be paid the sum of $250,000, which payment shall be subject to withholding and other applicable taxes and shall be made simultaneously with such termination of this Agreement.


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                           (b)      For Cause. This Agreement may be terminated
by the Board of Directors of the Company without notice and without further obligation than for monies already paid, for any of the following reasons:

                  (i) failure of Executive to follow reasonable written instructions or policies of the Board of Directors of the Company or the Bank;

                  (ii) receipt by the Company or the Bank of written notice from any bank regulatory agency having jurisdiction over the Company or the Bank that such agency has criticized Executive's performance or his area of responsibility and has either (A) rated the Company or the Bank a "4" or a "5" under the Uniform Financial Institution Rating System or (B) has determined that the Bank is in a "troubled condition" as defined under Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

                  (iii) gross negligence or willful misconduct of Executive materially damaging to the business of the Company or Bank during the term of this Agreement, or at any time while he was employed by the Company prior to the term of this Agreement, if not disclosed to the Company prior to the commencement of the term of this Agreement; or

                  (iv) conviction of Executive during the term of this Agreement of a crime involving breach of trust or moral turpitude.

                  In the event that the Bank discharges Executive alleging "cause" under this Section 11(b) and it is subsequently determined judicially that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 11(c) hereof. In the event that the Bank discharges Executive alleging "cause" under this Section 11(b), such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause." The termination of Executive for "cause" shall not entitle the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

         (c)      Without Cause.

                  (i) The Bank may, upon thirty (30) days' written notice to Executive, terminate this Agreement without cause at any time after the closing of the Initial Public Offering during the term of this Agreement upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to the same severance payments as provided in Section 10 hereof; provided that for purposes of Section 10(b), the fair market value of Common Stock shall be determined as of the date of notice of termination of this Agreement given by the Bank to Executive. The severance payments provided for in this Section 11(c) shall commence not later than thirty (30) days after the actual


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                           date of termination of employment of Executive. The
                           termination of Executive "without cause" shall not entitle the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

                  (ii) Executive may upon thirty (30) days' written notice to Employer terminate this Agreement without cause at any time during the term of this Agreement. In the event of termination of this Agreement by Executive, the Bank shall have no further obligation to Executive other than for monies paid and the Bank shall be entitled to enforcement of the non-competition and non- solicitation covenants contained in Section 13 hereof.

         12. DEATH OR DISABILITY. After the closing of the Initial Public Offering, in the event of Executive's death, Employer shall pay to Executive's designated beneficiary, or, if Executive has failed to designate a beneficiary, to his estate, an amount equal to Executive's base salary pursuant to Section 3(b) hereof through the end of the month in which Executive's death occurred. Such compensation shall be in lieu of any other benefits provided hereunder, except that (i) in the event of a change in control of the Company as defined herein, Executive's designated beneficiary or his estate, as the case may be, shall be entitled to the benefits of Section 10(b) hereof, and (ii) any benefit payable pursuant to Section 3(b) shall be prorated and made available to Executive in respect of any period prior to his death. The Bank may maintain insurance on its behalf to satisfy in whole or in part the obligations of this
Section 12.

         After the closing of the Initial Public Offering, in the event of Executive's disability, as hereinafter defined, Employer shall pay to Executive the base salary then in effect through the end of the month in which Executive became disabled. Executive shall be deemed disabled if, by reason of physical or mental impairment, he is incapable of performing his duties hereunder for a period of 180 consecutive days.

         13. NON-COMPETITION AND NON-SOLICITATION. (a) Executive acknowledges that he has performed services or will perform services hereunder which directly affect Employer's business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and condition of which have been negotiated by and between the parties hereto.

                  (b) In the event of termination of employment under this Agreement by action of Executive pursuant to 11(c)(ii) prior to the expiration of the term of this Agreement, Executive agrees with Employer that through the actual date of termination of the Agreement, and for a period of twelve (12) months after such termination date, Executive shall not, without the prior written consent of Employer, within St. Louis County, Missouri either directly or indirectly, serve as an executive officer of any bank or bank holding company.

                  (c) The covenants of Executive set forth in this Section 13 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive, and have also been made by Executive to induce Employer to enter into this Agreement. Each of the aforesaid covenants may be availed of


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or relied upon by Employer in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorney's fees) suffered by Employer arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 13 are cumulative to each other and to all other covenants of Executive in favor of Employer contained in this Agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term, or condition contained in this Section 13 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties may request that such court judicially modify such unenforceable provision consistent with the intent of this Section 13 so that it shall be enforceable as modified, and in any event the invalidity of any provision of this Section 13 shall not affect the validity of any other provision in this Section 13 or elsewhere in this Agreement.

         14. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of Executive, or to its principal office in the case of Employer.

         15. WAIVER OF BREACH. The waiver by Employer of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of Employer.

         16. ASSIGNMENT. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Executive under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

         17. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

         18. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement relating thereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    "COMPANY"

                                    MISSOURI HOLDINGS, INC.


                                    By: /s/ Gerald G. Kaufman
                                       -----------------------------------------
                                       Name:    Gerald G. Kaufman
                                       Title:   Vice President


                                    "EXECUTIVE"


                                    /s/ Richard C. Jensen                 (L.S.)
                                    --------------------------------------------
                                    Richard C. Jensen



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